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                                                                    EXHIBIT 11.1


                                EARTHLINK NETWORK, INC

                       COMPUTATION OF EARNINGS PER COMMON SHARE

                   (IN THOUSANDS, EXCEPT  SHARE AND PER SHARE DATA)

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                                                               THREE MONTHS ENDED             SIX MONTHS ENDED
                                                            ------------------------      ------------------------
                                                             JUNE 30,       JUNE 30,       JUNE 30,       JUNE 30,
                                                               1996           1997           1996           1997
                                                           ----------     ----------     ----------     ----------
Net loss  . . . . . . . . . . . . . . . . . . . . . .      $   (6,835)    $   (7,751)    $  (11,704)    $  (16,129)
                                                           ----------     ----------     ----------     ----------

Weighted average shares oustanding pursuant to SAB 83           5,865            -            5,581            -
Weighted average shares oustanding pursuant to APB 15                          9,738                         9,421

    Purchase of shares of Common
         Stock below the expected IPO
         price during fiscal 1996 . . . . . . . . . .              82            -              159            -

    Assumed exchange of warrants
         for Common Stock . . . . . . . . . . . . . .             235            -              235            -

    Assumed exchange of options
         for Common Stock . . . . . . . . . . . . . .             363            -              363            -
                                                           ----------     ----------     ----------     ----------

Weighted average
shares outstanding. . . . . . . . . . . . . . . . . .           6,545          9,738          6,338          9,421
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------

Net loss per share. . . . . . . . . . . . . . . . . .        $  (1.04)      $  (0.80)      $  (1.85)      $  (1.71)
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------

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